Exhibit 10.1

SERVICE AGREEMENT

THIS SERVICE AGREEMENT made this 1st day of August, 2025, by and between Propersys Corporation, an Arizona corporation (“Contractor”) and BW Industrial Construction (“Subcontractor”). Subcontractor begins any work or to signing this Agreement, they are agreeing to all the terms and conditions in this Agreement and all Attachments incorporated as part of this Agreement. Failure to return fully executed documents and compliant Insurance will result in a hold on the Subcontractor’s payment.

1.	INCORPORATION BY REFERENCE OF OTHER CONTRACT DOCUMENTS

1.1.	The Service Agreement shall consist of all terms and conditions set forth hereto, any exhibits attached hereto and all subsequent modifications hereto (collectively, the “Agreement”), The Contract Documents shall mean the documents made by Contractor and the General Contractor, Construction Manager or Owner; including, but not limited to, all agreements (other than the Agreement) pertaining to the construction of the “Project’’, including the invitation to bid, if any, pre-contract bulletins, if any, general, special and supplementary conditions, if any, drawings and plans and specifications referred to in such agreements and all addenda and modifications issued thereto. All contract documents mentioned above are incorporated herein by reference, shall be referred to as “the Contract Documents”, and are made a part hereof. The “Project” is comprised of the Subcontractor’s Work plus those activities to be performed by Contractor or Owner, including work and services performed by any other contractors and consultants to Owner. “Owner” means TSMC Arizona Corporation. The term “Project” as used in this Agreement shall have the same meaning as the term “Project” defined in the Design-Build Master Work Agreement entered into between Contractor and Owner on April 15, 2025.

1.2.	Subcontractor shall be bound to Contractor by the terms of this Agreement and, to the extent that the provisions of the Contract Documents apply to the Work of Subcontractor as set forth herein, the Subcontractor shall assume toward the Contractor, by the Contract Documents and this Agreement, all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner, the General Contractor or the Construction Manager. Furthermore, the Subcontractor agrees that Contractor shall have the same rights and remedies as against the Subcontractor as the Owner, General Contractor or Construction Manager under the other Contract Documents have against Contractor related to Subcontractor’s scope of work with the same force and effect as though every such duty, obligation, responsibility, right or remedy were set forth herein in full.

1.3.	The terms and provisions of this Agreement with respect to the Work to be performed and furnished by the Subcontractor hereunder are intended to be and shall be in addition to and not in substitution for any of the terms and provisions of the Contract Documents governing the Work. If any provision of this Agreement materially conflicts with a provision of the Contract Documents, the provision imposing the greater duty or obligation on the Subcontractor shall govern.

2.	THE WORK

2.1.	Subcontractor agrees to do all things necessary to perform and complete the work set forth in the Purchase Order or Exhibit “A” if attached hereto and incorporated herein by reference (the “Work’) and Subcontractor agrees to furnish all materials, equipment, services and perform all labor necessary to complete the Work in a prompt manner, providing a sufficient number of skilled workers to complete the Work on time, unconditionally, in a workmanlike manner, without hinderance or delay to Contractor or any other subcontractor branch or class of work on the Project and to work in harmony with and to render assistance to Contractor, other subcontractors and other branches of work in connection therewith and the progress of such Project may require according to the true intent and meaning of the Contract Documents. Subcontractor shall obtain and pay for all permits, comply with all federal, local, and state rules and ordinances, and shall furnish drawings or calculations as required by Contractor and the Contract Documents for the performance of the Work on the Project. Subcontractor shall be solely responsible for protection of its Work until final acceptance thereof by the Contractor and Owner.

2.2.	Said Work shall be performed to the satisfaction of the Contractor, and of the Owner according to the terms of this Agreement and the Contract Documents. For avoidance of doubt, the acceptance criteria employed by Contractor for the Work, are those dictated in Exhibit A.

2.3.	The parties acknowledge and agree that the term “Purchase Order” as referenced in this Agreement may refer to more than one purchase order issued in connection with the Project. All Purchase Orders and the corresponding Exhibits executed by the parties in relation to the Project shall be subject to and governed by the terms and conditions of this Agreement, unless expressly stated otherwise in writing.

3.	PERFORMANCE & PAYMENT BOND

3.1.	At its own expense, if required by Contractor, Subcontractor shall secure and maintain in effect until final acceptance of its Work, 100 percent Performance and Payment Bonds in the full amount of the Contract Price with a corporate surety rated at least AM Best Rated A-. The surety shall be authorized to do business in every state in which Work is to be performed. Said bond shall be on a form acceptable to Contractor. Contractor shall be presented sufficient evidence prior to the commencement of Work herein that said bond has been secured.

4.	SITE INSPECTION & MEASUREMENT

4.1.	Subcontractor has examined the existing field conditions as necessary for Subcontractor to determine the difficulty and cost to Subcontractor for it to properly and completely perform its Work in accordance with the terms of this Agreement. Subcontractor agrees that such site examination-inspection has included, but has not necessarily been limited to, the examination of the (1) the location, condition, layout of structures, and nature of the site and surrounding areas, (2) generally prevailing weather conditions, (3) anticipated labor supply and costs (4) availability and cost of materials, tools, and equipment, and Subcontractor has compared said conditions with the drawings and specifications relating to the Project. Subcontractor agrees that it is satisfied as to the conditions of the site so as to completely and timely complete its Work. No allowance shall subsequently be made to Subcontractor by any reason of any error or failure to examine as required on its part except to the extent where conditions are different than when Subcontractor examined such conditions or where upon examination the information regarding the conditions were not reasonably obtainable.

4.2.	Prior to commencing any Work, Subcontractor shall check and verify all drawing measurements and levels in relation to existing and new elevations, grades and contours to ascertain their correctness in connection with Subcontractor’s Work. Any variance discovered shall be brought to the attention of Contractor in writing, within a sufficient period of time for Contractor to notify Owner before Subcontractor proceeds with the Work. If Subcontractor proceeds with the Work without so notifying Contractor, such action shall constitute a waiver of any rights and remedies against Contractor or any party arising out of any said variance and in addition Subcontractor shall be liable to Contractor for any damage sustained by reason of Subcontractor’s so proceeding.

5.	EXAMINATION OF CONTRACT DOCUMENTS

5.1.	Subcontractor agrees and represents that it has examined and understands the terms of this Agreement and the terms and provisions of the Contract Documents. Subcontractor further represents that it has examined and studied the work adjoining its Work or work which is contemplated to adjoin Subcontractor’s Work and understands the requirements in order to make its Work correspond thereto and agrees to perform said Work.

5.2.	If Subcontractor discovers any ambiguities, discrepancies, deficiencies or errors in the plans, specifications or other Contract Documents which affect its Work, then Subcontractor agrees to notify Contractor in writing, within a sufficient period of time for Contractor to notify Owner prior to Subcontractor commencing any of its Work. If Subcontractor proceeds without notifying Contractor, such action shall constitute a waiver of any rights and remedies against the Contractor or any party arising out of said errors, deficiencies, discrepancies, or ambiguities; and, in addition, Subcontractor shall be liable to Contractor for any damages Contractor sustains by Subcontractor’s so proceeding.

6.	THE CONTRACT PRICE

6.1.	Contractor shall pay Subcontractor in current funds for the performance of the Work on a monthly basis, unless otherwise stated in this Agreement, subject to additions and/or deductions, as provided herein, the sum stated in the Purchase Order. If the Contract Price is based on unit prices, then such amounts shall be set forth on the Purchase Order. The Contract Price shall include all federal, state, county, municipal and other taxes imposed by law and based upon labor, services, materials, equipment or other items acquired, performed, furnished or used for and in connection with the Work, including, but not limited to, sales, use and personal property taxes payable by or levied or assessed against the Owner, Contractor or the Subcontractor. The Contract Price may only be changed by a Change Order pursuant to Section 26 and rules explicitly set forth in the Contract Documents. If Subcontractor fails to sign and return this Agreement and its attachments and a compliant certificate of insurance and endorsements, Contractor reserves the right to withhold progress payments or final payment for Subcontractor’s failure to comply with any obligations under this Agreement.

6.1.1	The total Contract Price under this Agreement shall be determined in accordance with each applicable Purchase Order and its corresponding Exhibits.

7.	PROGRESS PAYMENTS

7.1.	In consideration for the Services to be performed by Subcontractor, Contractor agrees to pay Subcontractor in accordance with the payment schedule described in Exhibit B, which is attached to this Agreement.

7.2.	Subcontractor shall submit its statement to Contractor for Work it has performed after acceptance by Contractor of the Work in accordance with Exhibit A. Contractor may credit against any statement by Subcontractor any outstanding back charges in Contractor’s favor existing against Subcontractor.

7.3.	As may be required by the Contract Documents, Subcontractor shall prepare a schedule of values acceptable to Contractor prior to submitting the Subcontractor’s first statement and in time to allow Contractor to incorporate Subcontractor’s approved schedule of values in with Contractor’s schedule of values. Monthly statements shall be approved by Contractor in accordance with the schedule of values.

7.4.	Any statement by Subcontractor shall include sufficient information as to fully substantiate for Contractor all requested payments which Subcontractor has made for Work and materials. Subcontractor shall include reasonably detailed invoices-Application for Payment forms, affidavits of completion by Subcontractor and any subcontractors it may have. As part of its payment application, Subcontractor shall also provide written waivers of mechanic’s liens for itself and from all of its subcontractors, materialmen, suppliers and from any others as required by contract or law. Subcontractor shall also supply to Contractor, documentary proof of delivery and charges by those who have supplied any equipment, materials or labor to or on behalf of Subcontractor for use on the Work or Project.

7.5.	Retainage shall be in accordance with the next sentence hereof, which retainage shall be deducted from each and every progress payment made pursuant to this paragraph and further subject to deductions otherwise permitted by this Agreement and shall be as indicated on this paragraph for each of said payments. Subcontractor’s approved amounts shall be paid within thirty (30) days of receipt of Subcontractor’s accurate invoice without errors. Five Percent (5%) of the approved value of all progress payments shall be retained by Contractor until the Work is fully completed to the satisfaction of the Contractor, and of the Owner.

7.6.	ln addition to any other rights or remedies provided in this Agreement or the Contract Documents, Contractor may decline to approve subcontractor’s statement, may approve such statement in a reduced amount, or may approve such statement in whole and retain from payment to Subcontractor such amounts which Contractor, in its sole discretion shall deem reasonable and prudent on account of: (l) defective Work nor remedied; (2) third party claims asserted or reasonable evidence indicating probable filing of such claims; (3) failure of Subcontractor to make payment to any Subcontractor, supplier, or materialman for labor, materials, or equipment; (4) reasonable evidence that the Subcontractor’s Work cannot be completed and associated debts paid for with the unpaid balance of the Contract Price under paragraph 7 hereof as adjusted by change orders, back charges, and the like; (5) damage to the Contractor, Owner, General Contractor, or Construction Manager, or to any other contractor on the Project caused or alleged to have been caused by Subcontractor or any of its agents; (6) reasonable evidence that the Subcontractor’s Work will not be completed within the contract time; (7) persistent failure by Subcontractor or its agents to carry out Subcontractor’s Work in accordance with this Agreement or the Contract Documents; (8) evidence of a lien or claim or notice of lien that has been filed or served against the property upon which the Project is situated or against monies to be paid by the Owner; or (9) a request by Subcontractor’s surety that such amount or payment not be approved or paid to Subcontractor or any other material, uncured default by Subcontractor under this Agreement or any other agreement between Contractor and Subcontractor. When all such circumstances are remedied, approval and payment of Subcontractor’s statement may proceed as set forth in this paragraph 7.

8.	FINAL PAYMENT

8.1.	Final payment, constituting the entire unpaid balance of the Contract Price which shall include retainage, may be invoiced by Subcontractor only when the Work described in this Agreement is fully completed and performed in accordance with the terms of this Agreement and the Contract Documents to the satisfaction of Contractor, and of the Owner.

8.2.	Final payment by Contractor to the Subcontractor shall not become due and payable until the following other express conditions precedent have been met: (1) the completion and acceptance of the Work; (2) provision by the Subcontractor of evidence satisfactory to Contractor that there are no claims, obligations or liens outstanding or unsatisfied for labor, services, materials, equipment, taxes or other items in connection with the Work including, if requested, written waivers of mechanic’s liens from all its subcontractors, materialmen, and suppliers; (3) execution and delivery by the Subcontractor, in a form satisfactory to Contractor, of a general release of claims and liens running to and in favor of Owner and contractor; and (4) complete and full satisfaction of all claims, demands and disputes, and all obligations and responsibilities of Subcontractor, arising out of or related to the Subcontract (including, if applicable, prevailing wages), including those as between Contractor and Subcontractor as well as those between Subcontractor and any third party. Should there be any such claim, obligation or lien or unsatisfied obligation or responsibility whether before or after final payment is made, the Subcontractor shall pay, refund or deliver to Contractor (1) all monies that Owner and/or contractor shall pay in satisfying, discharging or defending against any such claim, obligation or lien or any action brought or judgment recovered thereon and all costs and expenses, including legal fees and disbursements, incurred in connection therewith; and (2) and such amounts as Owner and/or Contractor shall, in their sole discretion, determine to be an amount sufficient to protect Owner and/or Contractor therefrom. In lieu of payment of such amounts, Subcontractor may, at Contractor’s sole discretion, deliver a bond satisfactory to Owner and Contractor. Such refund and payment shall be made within ten (10) days of request by Contractor to Subcontractor for same. The final payment shall be due within thirty (30) days after all of these express conditions precedent have been met.

8.3.	ln addition, as a condition to payment, Subcontractor will submit to Contractor (a) all maintenance and operating manuals, (b) a complete set of the as-built drawings, (c) copies of all warranties and guarantees from Subcontractor, sub-subcontractors, suppliers and equipment manufacturers and (d) a complete list of the names, addresses and phone numbers of all sub-subcontractors and any company providing a warranty or guarantee.

9.	CONTRACT TIME

9.1.	Time is of the essence of this Agreement. The Work performed under this Agreement shall be commenced by Subcontractor upon notice from the Contractor. Subcontractor shall fully complete its Work within the time period, and in accordance with the schedule, set forth on Exhibits or in compliance with the project schedule as set forth in the Contract Documents. Within the time of commencement and the completion date, as set forth herein, Subcontractor’s Work shall be carried forward and completed at such times and in such a manner and quantities as the Contractor may direct and as the progress of the adjoining work and the entire Project may require.

9.1.1	The Subcontractor’s commencement date, as well as all milestone dates and completion dates for each phase of the Work, shall be as set forth in each applicable Purchase Order and its corresponding Exhibits.

9.2.	Subcontractor, upon request, shall furnish periodic progress reports on its Work, including, but not limited to, information on the status of completed and non-completed Work, and the status of material and equipment under this Agreement which may be in the course of preparation, manufacturing, or shipment. Subcontractor shall cooperate with Contractor in scheduling and performing its Work to avoid conflict or interference with the work of others.

9.3.	Should the Work be disrupted, obstructed, delayed or interfered with due to any fault, neglect, or failure to act by the Subcontractor (including, but not limited to, any strike, boycott, picketing or voluntary or involuntary cessation of Work by Subcontractor’s employees), which in Contractor’s sole judgment will cause an unreasonable delay in the Work, Contractor, upon giving Subcontractor five (5) calendar days prior written notice, shall have the right to declare Subcontractor in default of this Agreement. In this event, Contractor shall take such actions as it deems appropriate to complete the unfinished portion of the Work including all rights described in this Agreement.

10.	SUBCONTRACTOR – MATERIALS – SUPPLIES

10.1.	Subcontractor warrants and agrees:

10.1.1.	That all of its Work and workmanship, services, supplies, materials and equipment furnished in connection with its Work shall be new and the best of their respective kind in accordance with the Contract Document requirements.

10.1.2.	That Subcontractor, at its own expense, shall provide all tools, equipment, instruments, implements, scaffolding,

10.1.3.	Subcontractor, at its own expense, shall provide storage space, office machinery, and trailers and other incidentals necessary for the proper performance of its obligations under this Agreement.

10.1.4.	Subcontractor agrees that it is completely responsible for its materials, tools, equipment and other property located or stored on the work site, in transit or in any warehouse or other storage area. This responsibility continues even though Subcontractor has received payment for such material, equipment, tools and property.

10.1.5.	Subcontractor’s proposal or quotation shall not be a part of this Agreement unless specifically mentioned herein, and in case of any conflict between the provisions, terms and quantity of Work contained in any such mentioned proposals or quotations and those contained in this Agreement and the Contract Documents, the provisions, terms and quantity of Work contained in this Agreement and the Contract Documents shall govern.

10.1.6.	Subcontractor shall provide and pay for all transportation required to deliver to and remove from the Project site, all materials, equipment, and other items required for its Work. If it becomes necessary at any time during the completion of Subcontractor’s Work to move its materials, equipment, or other items which have been temporarily placed, Subcontractor shall move the same when and where directed by Contractor without any additional charge.

11.	INSURANCE

11.1.	Prior to the start of any Work and for the longest of the warranty period for the Work or the statute of repose for the state where the Work is performed, Subcontractor shall continuously maintain insurance coverage of the types and amounts required. Subcontractor’s insurance shall be endorsed to provide that such coverage is primary, and Contractor’s and any required additional insureds liability coverages are secondary for any claim. Subcontractor’s insurance, excepting worker’s compensation and employer’s liability, shall name Contractor, Owner, and General Contractor or Construction Manager, and if required in the construction documents any other such required party, and their respective subsidiaries, agents, employees, officers, directors, successors and assigns as additional insureds (“Additional Insureds”) using ISO endorsement forms CG 20 10 07 04 and CG 20 37 07 04 or their equivalent. Subcontractor’s insurance policies required above shall include a waiver of subrogation in favor of the “Additional Insureds”. Prior to starting any Work and thirty (30) days before renewals, Subcontractor shall deliver certificates of insurance acceptable to Contractor. Such certificates shall state that policies include a thirty (30) day notice of reduction or cancellation of coverage. Subcontractor is responsible for all deductibles all insurance procured by Subcontractor. Subcontractor policies shall be on an occurrence basis and issued by insurance companies rated A- or higher by A.M. Best. When requested, Subcontractor shall provide copies of insurance policies. Contractor shall not make payments to Subcontractor unless the required insurance coverages are in effect and certificates of insurance and endorsements have been delivered to Contractor.

11.1.1.	Commercial General Liability - for Personal and Bodily Injury and Property Damage Liability
$2,000,000 General Aggregate, $2,000,000 Products and Completed Operations Aggregate $1,000,000 Personal Injury and Advertising $1,000,000 Each Occurrence

11.1.2.	Business Automobile Liability for $1,000,000 per occurrence combined single limit written to cover all owned, hired and non-owned automobiles.

11.1.3.	Workers Compensation and Employer’s Liability Including an “all states endorsement” and where exposure exists, Federal Employee Liability, U.S. Longshoremen and Harbor Workers, and Jones Act for Statutory Limits and minimum Employer’s Liability Limits of:

$1,000,000 per Accident/Employee/Disease.

11.1.4.	Umbrella / Excess Insurance for minimum limits of $5,000,000 combined single limit, following form coverage.

11.1.5.	The Subcontractor shall obtain insurance coverage(s) in sufficient amounts and form to cover its own exposure to loss for owned, rented, leased, or borrowed tools, equipment, or machinery of any type (“Property’’). If a claim is made by the Subcontractor on any builder’s risk policy provided by others, the Subcontractor shall bear the deductible cost. Any insurance policy covering Subcontractor or its sub- Subcontractor’s “Property” against loss or damage shall include an endorsement waiving the insurer’s right of subrogation against the “Additional Insureds”. If Subcontractor chooses to self-insure this risk, it is agreed that the Subcontractor and/or its subcontractors waive any claim for damage or loss 10 “Property’’ in favor of the “Additional Insureds”.

11.1.6.	Subcontractor must enroll in, comply with, and be accepted into the TSMC Arizona Construction Project OCIP Program and provide the CCIP/OCIP (or similar) credit required by the Program. Subcontractor is responsible to maintain its insurance liability to match OCIP requirements.

11.1.7.	To the fullest extent permitted by law, the insurance afforded so the additional insured(s) shall be as broad as the insurance afforded to the first named insured. In the event any party provides insurance with limits greater than those required in this Section, the insurance afforded to an additional insured shall be up to the full limits provided by such policy, and this Agreement shall be deemed to require such full limits.

12.	ASSIGNMENT

12.1.	Subcontractor shall not (1) assign the whole or any part of this Agreement; (2) subcontract the whole or any part of the Work under this Agreement; (3) assign any amounts due or to become due under this Agreement without the written consent of Contractor. In the event Contractor consents to the assignment or the subcontracting/subletting of the whole or any part of this Agreement, Subcontractor shall remain fully responsible and liable under this Agreement as if no assignment, subcontract, or sublet had occurred.

13.	SUBCONTRACTOR’S OBLIGATIONS

13.1.	Subcontractor shall keep at the jobsite during Subcontractor’s entire performance of the Work described herein, a competent superintendent and any necessary assistants, all satisfactory to Contractor. Any superintendent unsatisfactory to Contractor shall promptly be replaced. The superintendent shall represent the Subcontractor and all directions given to him/her shall be as binding as if given to the Subcontractor.

13.2.	Subcontractor will be considered for all purposes, an independent contractor. Subcontractor will not directly or indirectly act or hold itself out as Contractor’ agent, servant or employee or make any commitments or incur any liabilities on Contractor’s behalf. Nothing in this Agreement shall be deemed to create an agency, master/servant, employer/employee or other such relationship between Contractor and Subcontractor. Subcontractor has been given an opportunity to review this Agreement with its attorneys and hereby agrees that it has read the Agreement and that the undersigned has the power and authority to enter into this Agreement and to perform the transactions contemplated hereunder.

13.3.	Subcontractor shall fully comply with all revenue laws pertaining to the Work described herein including, but not limited to, filing all requisite tax returns with, and paying when due all taxes owing to, each governmental unit or subdivision thereof. Said taxes shall include, but not be limited to, income, withholding, sales, use, gross receipts, excise taxes, Unemployment Compensation taxes, Medicare and Social Security and other old age benefit taxes. Subcontractor agrees and authorizes Contractor to deduct the amount of any taxes and contributions which may be due from Subcontractor or on account of Subcontractor’ Work or materials furnished and to pay the same directly or to take any such precautions as may be necessary to insure the payment thereof.

13.4.	Subcontractor shall direct all communications involving Owner, General Contractor, Construction Manager or any other entities to Contractor only, unless otherwise approved in writing. This includes without limitation, all requests for information, submittals, request for meetings, claims for extras or changes, requests for time extensions or damages.

14.	PERMITS – FEES – LEGAL COMPLIANCE

14.1.	Subcontractor shall comply, at its expense, with all laws, ordinances, rules, regulations and orders of any public authority relating to the performance of its Work and shall hold Contractor harmless from any claim arising from the failure of Subcontractor to comply with the requirements of said laws, ordinances, rules, regulations and orders. Subcontractor shall, at its own expense, secure and maintain in effect during the performance of its Work described herein, all permits, and governmental fees, licenses and inspection permits and certificates necessary for the proper execution and completion of its Work. At the completion of its Work, Subcontractor shall deliver to Contractor all certificates of approval from all governing inspection agencies or authorities which are required in connection with its Work. Subcontractor shall fully comply with all wage and hour acts including, but not limited to, prevailing wage laws, which apply to Subcontractor’s Work described herein. Subcontractor shall, in connection with each application for any progress payment and final payment, certify that it has fully complied with all such laws. If Subcontractor fails to comply with such laws, Subcontractor shall completely indemnify Contractor for any and all losses sustained by Contractor as a result thereof.

15.	INDEMNIFICATION

15.1.	TO THE FULLEST EXTENT PERMITTED BYLAW, SUBCONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR (AND IF REQUIRED BY OTHERS OF CONTRACTOR IN THE CONTRACT DOCUMENTS, SUCH NAMED INDEMNITEES), OWNER, SUBSIDIARIES, DIRECTORS, OFFICERS, GENERAL CONTRACTOR, CONSTRUCTION MANAGER, SURETIES, ARCHITECTS, ARCHITECTS’ CONSULTANTS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES FROM AND AGAINST CLAIMS, DAMAGES, LOSSES AND EXPENSES, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES AND THE COSTS OF ENFORCING THIS INDEMNITY, ARISING OUT OF OR RESULTING FROM PERFORMANCE OF THE WORK, PROVIDED THAT SUCH CLAIM, DAMAGE, LOSS OR EXPENSE IS ATTRIBUTABLE TO PERSONAL INJURY, BODILY INJURY, SICKNESS, DISEASE OR DEATH, OR TO INJURY TO OR DESTRUCTION OF TANGIBLE PROPERTY (OTHER THAN THE WORK ITSELF), BUT ONLY TO THE EXTENT CAUSED BY SUBCONTRACTOR’S INTENTIONAL, RECKLESS, WILLFUL, OR NEGLIGENT ACTS OR OMISSIONS, ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY SUBCONTRACTOR OR ANYONE FOR WHOSE ACTS SUBCONTRACTOR MAY BE LIABLE, REGARDLESS OF WHETHER OR NOT SUCH CLAIM, DAMAGE, LOSS OR EXPENSE IS CAUSED IN PART BY A PARTY INDEMNIFIED HEREUNDER. SUCH OBLIGATION SHALL NOT BE CONSTRUED TO NEGATE, ABRIDGE, OR REDUCE OTHER RIGHTS OR OBLIGATIONS OF INDEMITY WHICH WOULD OTHERWISE EXIST AS TO A PARTY OR PERSON DESCRIBED IN THIS PARAGRAPH. IN CLAIMS AGAINST ANY PERSON OR ENTITY INDENIFIED HEREIN BY AN EMPLOYEE OF SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY SUBCONTRACTOR OR ANYONE FOR WHOSE ACTS SUBCONTRACTOR MAY BE LIABLE, THE INDEMNIFICATION OBLIGATION ABOVE SHALL NOT BE LIMITED BY A LIMITATION ON AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE BY OR FOR SUBCONTRACTOR UNDER WORKERS’ COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFIT ACTS. SUBCONTRACTOR SHALL INCLUDE THIS INDEMNITY PROVISION IN CONTRACTOR’S FAVOR IN ALL OF ITS SUBCONTRACTS AND PURCHASE ORDERS RELATED TO THE WORK. THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF INDEMNITY REQUIRED HEREUNDER BEARS A REASONABLE COMMERCIAL RELATIONSHIP TO THIS AGREEMENT. ANY PORTION OF THIS INDEMNIFICATION AND DEFENSE EXCEEDING THE SCOPE OF INDEMNIFICATION AND DEFENSE PERMITTED UNDER LAW SHALL BE CONSIDERED TO BE REDACTED FROM THIS AGREEMENT AND SUBCONTRACTOR’S INDEMNIFICATION AND DEFENSE OBLIGATIONS SHALL APPLY ONLY TO THE EXTENT PERMITTED BYLAW.

15.2.	Subcontractor shall defend, indemnify and hold harmless Contractor and its affiliates and their directors, officers, employees, agents, assigns, and customers from and against any and all claims and demands of infringement of any patent, trademark, trade secret, copyright, mask work or application therefore, or other intellectual property right of any third party now or hereafter existing, that are based upon or arise in connection with: (a) the process by which Subcontractor performs Services hereunder; or (b) the use of any equipment or incorporation of any inputs by Subcontractor into the completed work(s).

15.3.	Contractor reserves the right to defend any indemnification claim arising hereunder, in lieu of having Subcontractor defend Contractor, in which case Subcontractor shall reimburse Contractor for the reasonable costs and expenses of same, if and to the extent required by the terms of this Agreement.

15.4.	Subcontractor consents to joinder at Owner’s demand in any dispute resolution or legal proceeding to which Contractor and Owner are parties, involving Subcontractor’s Services.

16.	O.S.H.A. & EQUAL EMPLOYMENT OPPORTUNITY ACT

16.1.	Without limiting the provisions of section 15 above, Subcontractor shall, at all times, comply strictly with the Health Safety Standards and Rules and Regulations of the Federal Occupational Safety and Health Act of 1970, any other respective state Occupational Safety and Health regulation and any amendment thereto. In the event of Subcontractor’s failure to remedy any default in such compliance within three (3) days of notice thereof, or immediately in the case of an emergency condition, either by Contractor or governmental authority, Contractor shall have the right to remedy such default for and on the account of the Subcontractor. The cost of such remedial action by Contractor shall be repaid by Subcontractor to Contractor. TO THE FULLEST EXTENT PERMITTED BY LAW, SUBCONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR (AND IF REQUIRED BY OTHERS OF CONTRACTOR IN THE CONTRACT DOCUMENTS, SUCH NAMED INDEMNITEES), OWNER, SUBSIDIARIES, DIRECTORS, OFFICERS, GENERAL CONTRACTOR, CONSTRUCTION MANAGER, SURETIES, ARCHITECTS, ARCHITECTS’ CONSULTANTS, AND THEIR RESPECTIVE AGENTS AND EMPLOYEES FROM AND AGAINST CLAMS, DAMAGES, LOSSES AND EXPENSES, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES AND THE COSTS OF ENFORCING THIS INDEMNITY, ARISING OUT OF OR RESULTING FROM SUBCONTRACTOR’S FAILURE TO COMPLY WITH THIS REQUIREMENT.

16.2.	Subcontractor, at all times, shall fully and completely comply with all Equal Employment Opportunity Acts, Americans with Disabilities Acts, participation requirements or regulations pertaining to women business enterprises, minority business enterprises and disadvantaged business enterprises and any other similar laws, ordinances rules regulations, standards and requirements which relate to Subcontractor in the performance of this Agreement. If Subcontractor is a MBE, DBE, WBE, or other diversity-based Subcontractor, the Subcontractor shall provide proof of such certification including the jurisdictional location to Contractor. If any changes occur during this Work or Project, Subcontractor shall notify Contractor.

17.	COMPLIANCE WITH STATE & FEDERAL IMMIGRATION LAW

17.1.	The Immigration and Nationality Act as amended by the Immigration Reform and Control Act of 1986 (IRCA) makes it illegal for employers to knowingly hire persons who are not authorized to work in the United States. For all employees, employers are required to complete an Employment Eligibility Verification for I-9 which requires the prospective employee to produce documentation that establishes identity and employment eligibility. For more information visit www.uscis.gov or speak to your attorney. Subcontractor is solely responsible for completing Employment Eligibility Verifications for their own employees.

17.2.	Subcontractor represents and warrants that it is aware of and understands IRCA, that Subcontractor is in compliance with IRCA, and that it will not knowingly employ workers who are not authorized to work in the United States. Subcontractor agrees that it will not employ any worker under this Agreement for whom Subcontractor has not completed and maintained 1-9 verification. Subcontractor agrees that if it acquires knowledge (actual or constructive) that one of its employees on this project may not be authorized to work in the United States, despite Subcontractor having conducted a facially valid T-9 verification, that Vendor will exercise due diligence as required by law to confirm authorization status and take appropriate action, including termination of employment.

17.3.	Federal Contract Employment Eligibility Verification Flow down Provision

17.3.1.	This section applies when the prime contract includes the E-Verify Clause (FAR 52.222-54); this Agreement is for construction services; this Agreement has a value of more than $3,000; and this Agreement includes work performed in the United States.

17.3.2.	FAR 52.222-54, also known as the “E-Verify Clause,” of the Federal Acquisition Regulation (FAR) is incorporated herein by reference, with the same force and effect as if it were given in full text, and is applicable during the performance of this Agreement. The full text of the clause may be accessed electronically at the following address: www.amet.com/far. When interpreting this clause, or adding the language of FAR 52.222-54 to contractual documents with your lower tier subcontractors or suppliers as required in subparagraph 19.3.6 below, substitute “Subcontractor” for “Contractor” as appropriate throughout FAR 52.222-54.

17.3.3.	Subcontractor shall provide the “Maintain Company” page, which can be printed directly from the E-Verify website: www.uscis.gov/e-verify, to Contractor as proof of Subcontractor’s enrollment in E-Verify prior to commencing Work on the Project. Subcontractor shall not proceed with its Work until it has satisfied this obligation. Contractor maintains the right to use appropriate means to ensure Subcontractor’s use of E-Verify.

17.3.4.	Contractor is not and will not become Subcontractor’s designated agent for E-Verify, and Contractor is not responsible for verifying Subcontractor’s individual employees.

17.3.5.	In addition to its duties under Paragraph 16 of this Agreement, Subcontractor specifically indemnifies Contractor against any and all damages suffered by Contractor arising from Subcontractor’s failure to comply with E-Verify requirements.

17.3.6.	Subcontractor shall insert the FAR 52.222-54 clause (as modified above) in any subcontracts, purchase orders or contractual documents between Subcontractor and third parties for work performed/materials provided under this Agreement as required by FAR 52.222-54(e) if all of the following apply: 1) valued at over $3,000, 2) are for construction or construction related services, and 3) for work performed in the United States.

17.4.	Contractor reserves the right to withhold monthly progress payments or final payment for Subcontractor’s failure to comply with its obligation under paragraph I7 of this Agreement.

18.	WORK OF OTHERS

18.1.	Subcontractor, in performing its Work required hereunder, shall take all reasonable and necessary precautions to protect the finished work of other contractors, subcontractors or trades from damage caused by Subcontractor’s operations. Subcontractor shall cooperate with Contractor and other trades, contractors and other subcontractors whose work might interfere with Subcontractor’s Work, and shall participate in the preparation, if requested by Contractor, of coordination drawings. Subcontractor shall notify Contractor, in writing within three (3) business days of any and all interference or potential interference of its Work with the work of other contractors, subcontractors and trades. If Subcontractor proceeds with its Work without so notifying Contractor, such action shall constitute a waiver by Subcontractor of any rights and remedies Subcontractor possesses against Contractor or any party on account of said interference; and, in addition, Subcontractor shall be liable to Contractor for any damages Contractor sustains by Subcontractor’s so proceeding.

19.	INTERPRETATIONS OF DRAWINGS – PLANS – SPECIFICATIONS

19.1.	Subcontractor shall, promptly submit shop drawings, coordination drawings, and samples required in order to perform its Work effectively, efficiently and expeditiously and in a manner that will not cause delay in the progress of the work of Contractor or other subcontractors.

19.2.	If any dispute as to the meaning or interpretation of the drawings, plans, specifications, modifications or addenda or any other provision or portion of the Contract Documents or as to the materials to be used or as to the manner in which Subcontractor’s Work is to be completed, the decision of the architect if one has been employed by the Owner, or if no architect has been so employed, then the decision of the Owner or Owner’s representative shall be conclusive, final and binding upon Subcontractor in accordance with the Contract Documents, and Subcontractor waives any claim for damages or additional compensation arising from any purported misunderstanding or interpretation with regard thereto.

20.	ENVIRONMENTAL, HEALTH & SAFETY (EHS) and SUBSTANCE ABUSE REQUIREMENTS

20.1.	Environmental, Health & Safety (EHS)

20.1.1.	All subcontractors and tier subcontractors shall be required, at a minimum, to comply with the following, as well as all provisions outlined in the EH&S Requirements commonly adopted by prestigious companies in the United States, at no additional cost to Contractor.

20.1.2.	Subcontractor shall provide to Contractor prior to starting Work, a copy of the Subcontractor’s EHS plan, which, at a minimum, shall conform with applicable laws and regulations. Subcontractor shall have at a minimum; weekly toolbox meetings with all of the subcontractor’s employees and submit proof of the same to the Contractor. Subcontractor shall ensure that all of their employees are provided and utilize personal protection equipment, including hard hats, safety glasses, hearing protection, and other devices required to perform the current operations. Subcontractor agrees that they will perform safety inspections of all Work areas they may be involved in and report any unsafe conditions to the Contractor immediately. Contractor reserves the right to stop any and all Work immediately upon observance of specific violations, with any lost time to be made up at the Subcontractor expense without an extension of time.

20.1.3.	Without limiting the provisions of paragraphs 15 and 18 hereof, Subcontractor shall take all reasonable safety precautions with respect to its Work and shall fully comply with all safety measures initiated by the Contractor including all applicable laws, ordinances, rules, regulations, or orders of any public authority for the safety of persons or property relating to the Subcontractors Work or in connection with the Project. Subcontractor shall be solely responsible for the safety of all employees in regard to the performance of its Work.

20.1.4.	With respect to any accident resulting in personal injury, including death, or property damage, which is caused or claimed to be caused to or by Subcontractor or any of its employees, agents, or servants while in the performance of the Work described herein, Subcontractor shall, within 1 hour verbally notify the Contractor. Within 24 hours after Subcontractor first acquired knowledge thereof, Subcontractor shall deliver to Contractor, a report thereof, documenting satisfactory evidence of notification by Subcontractor of all appropriate insurance carrier(s) of such accident, and any other documentation relating to said accident as requested by Contractor.

20.2.	Substance Abuse

20.2.1.	The Contractor is committed to provide a drug or alcohol-free workplace. The Subcontractor shall provide, prior to starting the Work, a Substance Abuse Plan to Contractor that at a minimum shall provide for testing and disciplinary action of all of Subcontractors employees or agents on the job. The Substance Abuse Plan, at a minimum, will meet Contractor’s substance abuse policy. In addition, the Subcontractor’s Substance Abuse Plan shall be enforced just as the Contractor’s plan shall be enforced. The cost of such plan, including any medical reviews or legal defense of Contractor due to Subcontractor’s plan will be the responsibility of the Subcontractor.

21.	DEFECTIVE WORK

21.1.	If any portion of the Work, materials or equipment is found to be defective, improper for use or not in accordance with the requirements of this Agreement and/or the Contract Documents, the Subcontractor, upon receipt of written notice from the Contractor, shall promptly take action to correct the Work, materials or equipment. If the Subcontractor fails to do so within a reasonable time after receipt of notice from the Contractor, the Contractor may correct it and deduct from the Contract Price the reasonable cost of correcting such deficiencies. In addition, the Subcontractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Contractor or separate contractors caused by the Subcontractor’s correction or removal of Work, materials or equipment considered by Contractor to be defective. Notwithstanding anything to the contrary herein, neither final acceptance of the Work, materials or equipment, nor payment, therefore, shall relieve Subcontractor of responsibility for defective or deficient materials or workmanship.

22.	CLEAN – UP

22.1.	Subcontractor shall at all times keep the Project site free from accumulation of waste materials and rubbish caused by it or by any of its subcontractors, employees, agents, or servants and at the completion of Subcontractor’s Work, Subcontractor shall remove all of its tools, equipment and surplus material from the premises, and Subcontractor shall further leave its Work “broom clean” or its equivalent. Should Subcontractor, at any time, fail or refuse to keep and leave the Project site clean and orderly, Contractor may do so and charge the entire cost thereof to Subcontractor.

23.	WARRANTY

23.1.	During the performance of the Work and for three (3) years after acceptance of the Work, the Subcontractor warrants to the Owner and Contractor that its Work, materials, equipment and labor furnished under this Agreement will be of good quality and new unless otherwise required or permitted by the Agreement and/or the Contract Documents, that the Work of this Agreement will be free from defects not inherent in the quality required or permitted, and that the Work, materials and equipment will conform with the requirements of the Agreement and/or the Contract Documents. Work, material or equipment not conforming to these requirements may be considered defective. Upon written notice from Owner or Contractor regarding any defective or nonconforming Work, materials or equipment, Subcontractor will promptly correct, repair and/or replace any portion thereof at Subcontractor’s sole expense. If Subcontractor fails to correct defective material, equipment or workmanship promptly and completely, Contractor, at its option and in addition to any other remedies it may have, may correct the same with its own forces or employing others, and Subcontractor shall pay Contractor all costs, expenses and incidental damages connected therewith. The warranties/guarantees provided herein are in addition to any warranties or guarantees required by the Contract Documents.

24.	CHANGES IN WORK

24.1.	Contractor shall have the right to make changes in the Work to be performed under this Agreement by alterations of said Work, adding to said Work or deducting from said Work without invalidating this Agreement. Subcontractor shall, however, not make any changes, alterations to, additions to, or deductions from said Work except on written order by Contractor.

24.2.	Should such alterations to, additions to, or deletions from the Work be required, the Subcontractor shall promptly furnish to Contractor a detailed breakdown showing the difference in quantity of labor, materials and equipment affected by such alterations, additions or deletions, and a fair and reasonable valuation of the Work altered, added or deleted in accordance with the provisions of the Agreement and/or the Contract Documents, including the provision for acceptance of the submitted costs. All such Work shall be executed under the conditions of this Agreement and the Contract Documents. All clauses of this Agreement and the Contract Documents shall apply to any changes, additions, deletions, deviations or extra Work in like manner and to the same extent as the Work contracted for herein.

24.3.	If Contractor and Subcontractor are unable to agree as to the fair value of the altered, added, or deducted Work, the Work as so changed shall continue and Subcontractor shall not delay in any manner, the performance of such Work.

25.	CLAIMS FOR DAMAGES

25.1.	Subcontractor hereby waives and releases Contractor for any claims which it has or claims to have for damages or additional costs claimed to have been caused by an act or omission by Contractor unless Subcontractor delivers to Contractor:

25.1.1.	Notice with respect thereto not later than five (5) days after the commencement of the alleged cause of such damage or additional costs; and

25.1.2.	Within five (5) days after the cause thereof, a full accounting of the amount of such damage and additional costs claimed by Subcontractor.

25.1.3.	Subcontractor shall file with Contractor similar notices with respect to any claim which it may have for damages or additional costs claimed to have been caused by Contractor’s other subcontractors, but Contractor shall not be liable with respect thereto and Subcontractor shall settle same directly with the subcontractor claimed to be liable.

25.1.4.	Subcontractor shall file with the Contractor similar notices, and such additional notices and documentation as are required by the Agreement and/or the Contract Documents, with respect to claims for damages and additional costs against the Owner, Owner’s representative, Owner’s other contractors and/or their subcontractors.

26.	EXTENSIONS OF TIME

26.1.	If Subcontractor is delayed so that it will not be able to complete its Work within the time specified herein by any act or omission that is not caused by or attributable to Subcontractor in any way, then Subcontractor, subject to the approval of the Contractor and Owner, may be granted an equitable extension of time equivalent to the time lost by reason of the foregoing, for the completion of the Work so delayed; provided, however, that as a condition precedent to being granted an extension of time (i) Subcontractor shall have notified Contractor of any claim it has or claims to have for an extension of time in writing within five (5) days after the commencement of such delay, or less if so required of Contractor by the Contract Documents and (ii) Subcontractor shall have demonstrated that it could not have anticipated or avoided such event and has used all reasonably available means to minimize the consequences thereof. In the event of such delay attributable to Contractor, Subcontractor shall be entitled to any increase in the Contract Price provided herein but shall not be entitled to any damages as a result of such delay. Subcontractor expressly waives all rights with respect to any such cause or causes for which timely notice hereunder was not provided to Contractor.

26.2.	No extension of time shall be granted for delays on account of or resulting from, weather conditions except only for catastrophic weather conditions subject to provisions and requirements of Contract Documents.

26.3.	Subcontractor hereby acknowledges that Contractor is not obligated or required to pursue any claim by Subcontractor as against Owner if Contractor, in its sole discretion, after review of Subcontractor’s claim, has deemed the claim to lack merit in whole or in part.

26.4.	Subcontractor shall be liable for delay damages which may be assessed by Contractor to the extent attributable to unexcused delay caused in whole or in part by the Subcontractor or any other person or entity for which Subcontractor is responsible. Any delay which is only partly the fault of Subcontractor or those for whom Contractor is responsible, Contractor shall make a reasonable allocation of liquidated damages or other delay damages among the parties responsible and such allocation shall be final unless Subcontractor demonstrates that there is no reasonable basis for the allocation. The liquidated damages for the said delay will be calculated on the sum of Two Thousand US Dollars ($2,000.00) per calendar day.

27.	DISPUTES

27.1.	All claims, disputes and other matters in question arising out of, or relating to, this Agreement, or the breach thereof, shall be decided by binding arbitration in accordance with the following; unless such claim or dispute is required to be decided in accordance with the Contract Documents. The Contract Documents, any disputes arising out of, related to or connected with this Agreement, and any arbitration instituted by the parties pursuant to this Agreement shall be governed by the laws of the state of Arizona without regard to its conflicts of laws principles.

27.2.	Any controversy, dispute or claim arising out of or relating to this Agreement, any Work Orders or Change Orders or any related agreement shall be decided by binding arbitration in accordance with the following provisions:

27.2.1.	Disputes Covered - Disputes include actions for breach of contract and any claim based upon tort or any other causes of action, such as claims based upon an allegation of fraud or misrepresentation and claims based upon federal or state statute. In addition, the arbitrator(s) selected according to procedure set forth below shall determine the arbitrability of any dispute, and their decision shall be final and binding on the Parties.

27.2.2.	Administration - There shall be a single arbitrator mutually selected by the Parties. The rules of arbitration shall be the current Construction Arbitration Rules of the American Arbitration Association and the decision in writing of the arbitrator shall be final and binding upon the Parties. Arbitration proceedings shall be conducted in Phoenix, Arizona as solely decided by contractor.

27.2.3.	Substantive Law - The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrators shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

28.	PATENTS

28.1.	Subject to Section 15, Subcontractor shall indemnify Contractor against any losses, damages and expenses, including but not limited to attorney’s fees, incurred by Contractor as a result of any claim of infringement of any patent rights by reason of the Work performed or the materials used by Subcontractor in performance of the Work under this Agreement. Subcontractor, at its own expense, shall defend any such infringement suit filed wherein Contractor is named as a party and if Subcontractor fails to do so, Contractor may defend the same but Subcontractor shall be obligated to pay all costs and expenses in connection therewith and shall also be obligated to pay any judgment that may be entered against Contractor in connection therewith.

29.	BACKCHARGES

29.1.	It is recognized and agreed that under the terms of this Agreement, there may arise obligations for amounts due to Contractor by Subcontractor and such obligations shall be recognized and referred to as back charges. Contractor shall be entitled to deduct said back charge amount from Subcontractor’s next progress payment or final payment.

30.	MECHANICS’ LIEN

30.1.	Subcontractor for itself and for its subcontractors, employees, agents, servants, suppliers and material men and all others directly or indirectly acting for it, covenants and agrees that no mechanic’s liens or claims will be filed or maintained against the Work, Project or premises upon which the Project is situated or any interest therein or on any improvements thereon, or against any monies due or to become due from the Owner to Contractor for or on account of any work, labor materials, services, equipment or other items performed or furnished by Subcontractor for or in connection with the Work described herein. Subcontractor for itself and for its subcontractors, employees, servants agents, suppliers, materialmen, and all others directly or indirectly acting for Subcontractor, does hereby expressly waive, relinquish and release all rights to file or maintain such liens and claims and agrees further that this waiver shall apply to the Work described herein and shall also apply to any change order or other agreement for extra or additional Work in connection with the Project. The Subcontractor agrees to indemnify, protect and save harmless Owner and Contractor from and against any and all such liens and claims and actions brought or judgments rendered thereon, and from and against any and all loss, damages, liability, costs and expenses, including legal fees and disbursements, which Owner and Contractor may sustain or incur in connection therewith.

30.2.	If any Subcontractor or any tier, material supplier, laborer, or other person performing services or providing labor or materials under the Subcontractor files a lien claim against the Project site, then the Subcontractor shall settle or bond such lien claim within ten (10) days after Subcontractor acquires notice or knowledge of the lien. Subcontractor shall pay all expenses incurred by the Subcontractor in bonding, defending against, paying, or settling any such lien claim. Any time there shall be evidence of any lien or claim for which, if established, the Contractor might become liable, and which is chargeable to Subcontractor either directly or indirectly, Contractor shall also have the right to retain out of any payment due or to become due to Subcontractor an amount sufficient to completely indemnify Contractor against such lien or claim.

30.3.	Should any lien or claim arise after Contractor has made payment to Subcontractor to the extent that it no longer retains an amount sufficient to indemnify itself against said lien or claim, Subcontractor shall he obligated to make payment to Contractor of all sums that Contractor may be compelled to pay in discharging such claim or lien. Subcontractor further agrees to pay, and to hold Contractor harmless with respect thereto, all costs, expenses and attorney’s fees incurred by Contractor in defending any suit brought to enforce any lien or claim on account of the Work done or materials supplied by Subcontractor pursuant to the terms of this Agreement and shall pay all judgments and decrees which may be rendered against Contractor whether such liens or claims arise before or after final payment.

31.	DEFAULT

31.1.	If Subcontractor defaults in connection with any of the terms and provisions of this Agreement, or if Subcontractor shall become bankrupt or insolvent or enter into any liquidation proceeding, either voluntarily or involuntarily, or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency; then the Contractor may, after three (3) days’ notice to Subcontractor, provide through itself, or through others, any such labor, tools, equipment and material appropriate to complete the Work required by the terms of this subcontract and to deduct the cost thereof from any monies due or thereafter to become due Subcontractor under this Agreement.

31.2.	In addition to the above described recourse, Contractor shall also have the right to terminate this Agreement with Subcontractor and to enter on the worksite and take possession, for the purpose of completing the Work to be performed under this Agreement, of all tools, equipment and materials at the worksite belonging to Subcontractor; and Subcontractor, by the terms of this Agreement, hereby assigns, transfers and sets over unto Contractor, all and every of said tools, equipment and materials.

31.3.	Upon termination of this Agreement, Subcontractor shall not be entitled to receive any further payment under the terms of this Agreement until the Work called for hereunder shall be wholly completed at which time if the unpaid balance of the amount to be paid under this Agreement shall exceed the expenses incurred by Contractor in finishing the Work such excess shall be paid by Contractor to Subcontractor, but if such expense shall exceed such unpaid balance then Subcontractor shall pay the difference to Contractor on demand. Contractor shall have the right to withhold from any payment or reimbursement due or to become due any disputed amounts under this or any other agreement. The expense incurred by Contractor shall include, but not be limited to, the cost of finishing the Work, including customary overhead and profit and any other damage incurred through the default of Subcontractor.

32.	RIGHT TO TERMINATE

32.1.	(i) Upon termination of an agreement between Owner and Contractor for any reason permitted by the terms thereof, or (ii) at any time upon five (5) business days’ written notice to Subcontractor solely for Contractor’s convenience and without regard to any fault or failure to perform by Subcontractor or any other party, then Contractor may terminate all or any portion of the Work of Subcontractor hereunder not then completed upon notice to Subcontractor. Subcontractor shall comply with all instruction then or thereafter given by Contractor with respect to such termination and shall take all steps to minimize, to the greatest extent possible, its cost resulting from such termination.

32.2.	Upon request of Contractor, Subcontractor shall timely present to Contractor an itemized statement outlining the Work, and costs incidental thereto, completed prior to the termination and any additional reasonable and unavoidable costs resulting to Subcontractor by reason of such termination. Contractor shall, as the case may be, then present Subcontractor’s claim, along with any claim Contractor may possess on its behalf, to the Owner. Subcontractor shall be responsible for proving any alleged loss suffered by it arising from termination. If and when Contractor actually receives any sum from the Owner on account of such termination, Contractor shall make payment to Subcontractor of that portion thereof to which Subcontractor may be entitled subject to any right of offset which Contractor may possess pursuant to the terms of this Agreement.

32.3.	Termination. If Subcontractor breaches or defaults upon any of its obligations under this Agreement, Contractor has the right, in its sole discretion, to stop the Work or to terminate this Agreement after providing forty-eight (48) hour’s written notice and Subcontractor’s failure to cure the default. Contractor also has the right to stop the Work or terminate this Agreement if: (1) a petition in bankruptcy or for an arrangement in reorganization is filed by or against Subcontractor (Contractor being unwilling to accept and hereby declines performance by a trustee in bankruptcy); or (2) Subcontractor becomes insolvent, goes into liquidation or dissolution, makes a general assignment for the benefit or creditors or otherwise acknowledges insolvency. If Contractor’s cost in completing Subcontractor work, by using its or another subcontractor’s resources, is greater than the amount payable to Subcontractor under this Agreement, Subcontractor agrees to pay Contractor this difference upon demand. Notwithstanding the foregoing, Contractor shall have the right to terminate this Agreement at any time for its convenience and Contractor shall pay Subcontractor for all Work properly performed prior to the time of such termination plus reasonable demobilization costs and cancellation charges up to an amount no more than US$10,000.00; however, contractor is not liable for any uncompleted Work under this Agreement or for any overhead or profit on uncompleted Work. Upon determination by a court or arbitration panel that Contractor’s termination of Subcontractor or its successor in interest was wrongful for any reason, such termination shall automatically be deemed converted to a termination for convenience, and the Subcontractor’s remedy for wrongful termination is limited to the recovery of the payment permitted in this section.

33.	NO WAIVER

33.1.	No failure or delay on the part of the Contractor in exercising any right, power, or remedy under this Agreement or the Contract Documents will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. The remedies in this Agreement are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Contractor may be entitled. All Contractor’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

34.	SUCCESSORS & ASSIGNS

34.1.	All rights, liabilities and obligations herein extended to, or imposed upon, either of the parties hereto, shall extend to the heirs, executors, administrators, successors and assigns of the Contractor, and to the heirs, executors and administrators of the Subcontractor and, so far as the same may be assigned by Subcontractor hereunder, with the prior written consent of Contractor, to Subcontractor’s successors and assigns.

35.	ENTIRE AGREEMENT

35.1.	It is understood and agreed that all of the agreements, provisions, terms and understandings of any character heretofore made by and between the parties are embodied in this Agreement and no changes shall be made to the terms of this Agreement unless the same shall be in writing and duly signed by the parties hereto in the same manner and form as this Agreement has been executed. The provisions of this Agreement shall be construed as a whole and should, for any reason, one or more of the provisions of this Agreement be determined by a court of competent jurisdiction as void or unenforceable the remaining provisions of this Agreement shall be continued in full force and effect. If Subcontractor shall fail to sign and return this Agreement to Contractor acceptance shall be deemed to have been made by Subcontractor performing any Work under this Agreement. The headings appearing herein are provided for convenience sake only and shall not, in any manner, be construed as limiting or otherwise affecting the terms of this Agreement.

36.	CONTROLLING LAW

36.1.	It is agreed that this Agreement, any disputes arising out of, related to or connected with this Agreement, any arbitration instituted by the parties pursuant to this Agreement, and the Contract Documents shall be construed and governed under the laws of the State of Arizona without regard to its conflicts of laws.

37.	LIMITATION OF LIABILITY

37.1.	CONTRACTOR WILL NOT BE LIABLE TO SUBCONTRACTOR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF SUBCONTRACTOR IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

37.2.	Specifically excepted from this disclaimer are any claims for (a) willful misconduct; (b) breach of law; and (c) any third party claims for indemnification for physical damage to property or bodily injury.

37.3.	Notwithstanding anything to the contrary in this Agreement, the parties agree that, with respect to any matters related to the limitation of liability, the relevant provisions set forth in the Design-Build Master Work Agreement entered into between Contractor and Owner on April 15, 2025, shall apply mutatis mutandis. In the event of any conflict or inconsistency between the terms of this Agreement and those of the Design-Build Master Work Agreement, the provisions of the Design-Build Master Work Agreement shall prevail. Such Design-Build Master Work Agreement shall be deemed incorporated within the definition of “Contract Documents.”

38.	NOTICES

38.1.	Any notices or statements required or designed to be given under this Agreement, unless otherwise provided herein, shall be personally served or sent by United States mail, email, facsimile, or other reputable courier service. Notices not personally served or sent by email or facsimile shall be deemed to have been delivered one (1) day after deposit in the United States mail, properly addressed and with postage prepaid. Each party’s addressee shall be the person whose name appears below at the address and email indicated.

38.2.	In the event that any communications or correspondences among Contractor, Subcontractor, Owner, or any other parties participating in the Project are sent out through emails, Subcontractor shall only employ the following format of email address with its domain name for said purposes:

IN WITNESS WHEREOF, the Contractor and Subcontractor have hereunto set their hands on the day and year first above written.

Contractor: Propersys Corporation

Phone: [*]
Fax: N/A
Email: [*]

By:	/s/ Tung-Ying Lin	Date:	07/31/2025
Printed Name: Tung-Ying Lin		Title:	CEO

Subcontractor: BW Industrial Construction

Phone: [*]
Fax: N/A
Email: [*]
		Date:	08/05/2025
By:	/s/ Yunlong Zhang	Title:	President
Printed Name: Yunlong Zhang